KRAMER LEVIN NAFTALIS & FRANKEL LLP

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                            NEW YORK, NY 10022 - 3852

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FAX  (212) 715-8000                                      TEL  (33-1) 44 09 46 00
                                                         FAX  (33-1) 44 09 46 01

                                October 29, 2003



E.I.I. Realty Securities Trust
717 Fifth Avenue, 10th Floor
New York, New York  10022

                  Re:      E.I.I. Realty Securities Trust
                           File No. 333-45959
                           ------------------------------

Gentlemen:

     We hereby consent to the reference to our firm as counsel in this Post-Effective Amendment No. 6 to the Registration Statement No. 333-45959 on Form N-1A.

                                         Very truly yours,


                                         /s/ Kramer Levin Naftalis & Frankel LLP